Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229482) and Form S-8 (Nos. 333-222758, 333-229975 and 333-237041) of Menlo Therapeutics Inc. of our report dated March 12, 2020 relating to the financial statements of Foamix Pharmaceuticals Ltd., which appears in this Current Report on Form 8-K/A.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 7, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il